Exhibit 10.26

EXECUTION VERSION

DTZ JERSEY HOLDINGS LIMITED

MANAGEMENT EQUITY INCENTIVE PLAN

Adopted May 8, 2015 (the “Effective Date”),

as amended and restated January 7, 2016 (the “Amendment Date”)

1.	Purpose of the Plan

The purpose of the DTZ Jersey Holdings Limited Management Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its shareholders by providing the key employees of the Company and its subsidiaries with an appropriate incentive to encourage them to continue in the employ of the Company or its subsidiaries and to improve the growth, profitability and financial success of the Company and its subsidiaries.

2.	Definitions

As used in this Plan and in any Option Grant Agreement, the following capitalized terms shall have the following meanings:

(a)         “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person; provided, that no shareholder of the Company shall be deemed an Affiliate of any other shareholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b)         “Board” shall mean the Board of Directors of the Company.

(c)         “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, unless otherwise defined in the Participant’s Option Grant Agreement or the Participant’s effective employment agreement with the Company, in which case such definition will apply, (i) a repeated, willful, and persistent failure of the Participant to reasonably and substantially perform his or her duties to the Company or any of its Affiliates (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence which is injurious to the Company, any of its Affiliates, the Majority Stockholder or any of its Affiliates (whether financially, reputationally or otherwise); (iii) a breach by the Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or its Affiliates; (iv) the Participant’s removal from the premises of the Company or any of its Affiliates of any document (in any medium or form) relating to the Company or any of its Affiliates, the Majority Stockholder or any of its Affiliates, or the customers of the Company or any of its Affiliates other than any such removal that is within the scope of the Participant’s employment; (v) the indictment of the Participant for or plea of nolo contendere or guilty by the Participant to any felony or other serious crime involving moral turpitude; (vi) a breach by the Participant of the terms of any written agreement with the Company or any Affiliate or any material written

Company policies, including without limitation any provision of this Plan, the Option Grant Agreement or the Management Stockholders’ Agreement; or (vii) Competing. No Cause shall exist unless the Company has provided Participant with written notice describing the particular circumstances giving rise to Cause and has provided the Participant with the opportunity to cure, to the extent reasonably susceptible to cure, such circumstances within thirty (30) days after receiving such notice. If Participant so effects a cure to the satisfaction of the Company, the notice of Cause shall be deemed rescinded and of no force or effect. If, subsequent to the termination of a Participant’s Employment, it is discovered that Participant engaged in conduct which the Committee determines in good faith could have resulted in Participant’s Employment being terminated for Cause, as such term is defined above, or if the Participant Competes, the Participant’s Employment shall, at the election of the Committee, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(d)         “Change in Control” shall mean the occurrence of any of the following events after Closing: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than to a Majority Stockholder; (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group (other than the Majority Stockholder) becoming the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of securities representing more than 50% of the aggregate outstanding voting power of the Company and such Person or Group actually has the power to vote such securities in any such election; or (iv) the approval by the holders of the outstanding voting power of the Company of a reorganization, merger or consolidation of the Company, unless all or substantially all of such Persons who were beneficial owners of the outstanding shares of Common Stock immediately prior to such transaction will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the Company.

(e)         “Closing” shall mean December 31, 2014.

(f)         “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)         “Commission” shall mean the U.S. Securities and Exchange Commission.

(h)         “Committee” shall mean the Compensation Committee of the Board of Directors of the Company or any other committee appointed by the Board pursuant to Section 3 from time to time to administer the Plan, and if no such committee exists or has been appointed, the Board.

(i)         “Common Stock” shall mean the limited liability shares of the Company.

(j)         “Company” shall mean DTZ Jersey Holdings Limited, company number - 116467, registered office - 8th Floor Union House Union Street St. Helier Jersey JE2 3RF.

(k)         “Compete” shall mean with respect to any Participant, unless otherwise defined in the Participant’s Option Grant Agreement or the Participant’s effective employment agreement with the Company, in which case such definition will apply, (i) during Employment and for the twelve (12) month period following the termination of such Participant’s Employment, (A) becoming an employee, director, or independent contractor of, or a consultant to, or performing any services for or on behalf of, any Competitor, or (B) soliciting (including any communication of any kind, regardless of by whom it is initiated) or hiring or attempting to solicit or hire (x) any customer or supplier of the Company or any of its Affiliates or to terminate or alter in a manner adverse to the Company or its Affiliates such customer’s or supplier’s relationship with the Company or its Affiliates, or (y) any Employee or individual who was an Employee within the six-month period immediately prior thereto to terminate or otherwise alter his or her Employment with the Company, provided that Participant’s employer’s or business organization’s conducting general advertising for employees shall not in and of itself be a violation of this clause (B), or (ii) at any time during or following Employment, disclosing or using any Confidential Information, except as required by legal process (provided that if the Participant receives legal process with regard to disclosure of such Confidential Information, he/she shall promptly notify the Company and reasonably cooperate with the Company in seeking a protective order with respect to such Confidential Information). “Competed” and “Competing” shall have correlative meanings.

(l)         “Commercial Real Estate Services” shall mean those services of the type provided by the Company or any of its Affiliates, including but not limited to the leasing, sales, development, property management, facilities management, consulting, mortgage origination and servicing, valuation and appraisal services, real estate related structured finance and debt and investment management delivered to occupiers, owners, lenders and investors in office, retail, industrial, multi-family and other commercial real estate assets.

(m)         “Competitor” shall mean any Person who derives or reasonably expects (based upon a preponderance of facts and circumstances) to derive more than 20% of its revenue from one or more Commercial Real Estate Services.

(n)         “Confidential Information” shall mean all information regarding the Company or any of its Affiliates, any Company activity or the activity of any of its Affiliates, Company business or the business of any of its Affiliates or any customer or supplier of the Company or any of its Affiliates that is not generally known by the public or to Persons not employed by the Company or its Affiliates, including, without limiting the foregoing, information that would not be known to the public but for the actions of or disclosure by, directly or indirectly, the Participant. Confidential Information shall not mean information (i) which has been voluntarily disclosed to the public by the Company or any of its Affiliates, except where such public disclosure has been made by Participant without authorization from the Company, (ii) which has been independently developed and disclosed by others, (iii) in Participant’s possession or known to Participant prior to his or her Employment and not as a result of disclosure by the Company or its Affiliates to the Participant, or (iv) which has otherwise entered the public domain through lawful means.

(o)         “Covered Transaction” shall mean any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of at least 40% of the Company’s then outstanding common stock by a single Person or by a Group

(as defined in Section 2(d)), (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Committee), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

(p)         “Disability” shall mean with respect to any Participant, unless otherwise provided in the Participant’s Option Grant Agreement or the Participant’s effective employment agreement with the Company, in which case such definition shall apply, a permanent disability as defined in the Company’s or its subsidiaries’ disability plans, or as defined from time to time by the Company, in its sole discretion.

(q)         “Eligible Individual” shall mean those individuals who are Employed and whose names are listed in Schedule 1 of this Plan, as may be updated by the Committee from time to time.

(r)         “Employment” shall mean employment or other service relationship with the Company or any of its subsidiaries and shall include the provision of services as a director, service provider or consultant for the Company or any of its subsidiaries. “Employee” and “Employed” shall have correlative meanings. Employment will be deemed to continue, unless the Committee expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services to the Company or one of its subsidiaries. If a Participant’s Employment is with a subsidiary and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining Affiliates. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A of the Code) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms shall be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A of the Code, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election shall be deemed a part of the Plan.

(s)         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(t)         “Exercise Date” shall have the meaning set forth in Section 4.9 herein.

(u)         “Exercise Notice” shall have the meaning set forth in Section 4.9 herein.

(v)         “Exercise Price” shall have the meaning given to that term in Section 4.1 hereof.

(w)         “Fair Market Value” shall mean, as of any date (i) prior to the date on which the Common Stock is first publicly traded on a recognized exchange, the value per share of Common Stock as determined by the Board acting in good faith and taking into account any recent independent third party appraisal as and to the extent the Board deems appropriate; or (ii) on which the Common Stock is first publicly traded on a recognized exchange, (A) closing price on such day of the Common Stock as reported on the principal securities exchange on which the Common Stock is then listed or admitted to trading or (B) if not so reported, the average of the closing bid and ask prices on such day as reported on the Financial Industry Regulatory Authority (“FINRA”) Market Data Center. The Fair Market Value of the Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported on the FINRA Market Data Center. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value shall be determined by the Board acting in good faith and taking into account any recent independent third party appraisal as and to the extent the Board deems appropriate. In any case, the Fair Market Value shall be determined in accordance with the requirements of Section 409A of the Code, to the extent applicable.

(x)         “Grant Date” shall mean the Grant Date as defined in Section 4.2 herein.

(y)         “Good Reason” shall mean, unless otherwise defined in the Participant’s Option Grant Agreement or the Participant’s effective employment agreement with the Company, in which case such definition will apply, without Participant’s consent: (i) any material diminution in Participant’s authority or responsibilities, other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) any material reduction in Participant’s base salary, other than across the board reductions to the base salary of similarly situated employees of the Company or its subsidiaries, or (iii) a requirement by the Company that Participant relocate more than fifty (50) miles from their primary place of Employment as of the Grant Date; provided, that Good Reason shall not occur unless Participant shall have (i) given a detailed written notice to the Company of any circumstances believed by Participant to constitute Good Reason within sixty (60) days of the occurrence of such circumstances, and (ii) the Company shall have failed to cure such circumstances within thirty (30) days following receipt of such notice. If the Company so effects a cure, the notice of Good Reason shall be deemed rescinded and of no force or effect.

(z)         “Initial Majority Stockholder Shares” shall mean the shares of Common Stock held by the Majority Stockholder as of the Amendment Date and at any time thereafter, and shall include any stock, securities or other property or interests received by the Majority Stockholder in respect of such shares in connection with any stock dividend or other similar distribution, stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, repurchase, merger, exchange of stock or other transaction or event that affects the Company’s capital stock occurring after the date of issuance.

(aa)       “Initial Public Offering” shall be deemed to occur on the effective date of the first registration statement (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A under the Securities Act, (iii) a registration on Form S-4 or any successor form or (iv) a registration on Form S-8 or any successor form) filed to register at least twenty percent (20%) of the total then-outstanding Common Stock under the Securities Act.

(bb)       “Liquidity Event” shall occur on the date of (i) a transaction, which when aggregated, if applicable, with any other prior transaction (whether or not related) results in the cumulative sale, transfer or other disposition of 70% of the Initial Majority Stockholder Shares and with respect to which the Majority Stockholder has received only cash; or (ii) any other transaction or series of transactions (whether or not related) determined by the Board, in its sole discretion, to constitute a “Liquidity Event.”

(cc)       “Majority Stockholder” shall mean, collectively or individually as the context requires, TPG Asia VI SF Pte. Ltd, PAGAC Drone Holding I LP, and 2339532 Ontario Ltd and/or their respective Affiliates, for so long as such Person is (i) prior to an Initial Public Offering, subject to the rights and obligations of the First Amended and Restated Agreement of Limited Partnership of DTZ Investment Holdings L.P., as such may be amended from time to time in accordance with its terms, and/or the rights and obligations of the First Amended and Restated Limited Liability Partnership Agreement of DTZ Investment Holdings GenPar LLP, as such may be amended from time to time in accordance with its terms (the “GenPar LPA”); or (ii) from and after an Initial Public Offering, subject to any orderly market sell-down provision, or any other trading restriction, contained in the Coordination Agreement (as defined in the GenPar LPA) and provided such Person has agreed to be bound by, and adhere to, the governance arrangements of the Partnership or, if applicable, the IPO Company (each as defined in the GenPar LPA) contemplated by the Coordination Agreement.

(dd)       “Management Stockholders’ Agreement” shall mean the Management Stockholders’ Agreement, substantially in the form attached hereto as Exhibit B or such other Stockholders’ agreement to which the Company and the Participant are a party.

(ee)       “MoM” shall mean a number, determined on each Liquidity Event or Significant Cash Sale, equal to the quotient of (i) all cash (without double counting) received directly or indirectly by the Majority Stockholder in connection with the Liquidity Event or Significant Cash Sale, including all cash dividends and other distributions made directly or indirectly to the Majority Stockholder, in respect of the Initial Majority Stockholder Shares sold, transferred or otherwise disposed of on or prior to the date on which the Liquidity Event or Significant Cash Sale occurs, divided by (ii) the aggregate purchase price paid by the Majority Stockholder for such Initial Majority Stockholder Shares.

(ff)       “Option” shall mean the option to purchase shares of Common Stock granted to any Participant under the Plan. Any references in the Plan to an “Option” will be deemed to include “Time-Based Options” and “Performance-Based Options” unless specifically noted to the contrary.

(gg)       “Option Grant Agreement” shall mean an agreement, substantially in the form attached hereto as Exhibit A, entered into by each Participant and the Company evidencing the grant of each Option pursuant to the Plan, provided the Committee may make such changes to the form of Option Grant Agreement for any particular grant as the Committee may determine pursuant to its powers set forth in Section 3.1(c) of the Plan.

(hh)       “Participant” shall mean a Person to whom a grant of an Option has been made (pursuant to the Board’s authority under Section 3.1(a)), and, where applicable, shall include Permitted Transferees.

(ii)        “Performance-Based Option” shall have the meaning set forth in Section 4.3(b).

(jj)        “Permitted Transferee” shall have the meaning set forth in Section 4.5.

(kk)       “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(ll)        “Qualifying Termination” shall mean, unless otherwise defined in the Participant’s Option Grant Agreement or the Participant’s effective employment agreement with the Company, in which case such definition will apply, with respect to a Participant, a termination of such Participant’s Employment by the Company without Cause or resignation by Participant for Good Reason within the three (3) month period prior to or the two-year period following a Change in Control of the Company.

(mm)     “Securities Act” shall mean the Securities Act of 1933, as amended.

(nn)       “Significant Cash Sale” shall mean, prior to the occurrence of a Liquidity Event, the cumulative sale, transfer or other disposition (whether in one transaction or more than one transaction) of greater than 50% of the Initial Majority Stockholder Shares with respect to which the Majority Stockholder receives only cash and that does not constitute a Liquidity Event.

(oo)       “Significant Cash Sale Vesting Percentage” shall mean the percentage of the Initial Majority Stockholder Shares sold in the Significant Cash Sale, multiplied by a fraction, the numerator of which is the number of months that have elapsed since Closing and the denominator of which is sixty (60).

(pp)       “Time-Based Option” shall have the meaning set forth in Section 4.3(a).

(qq)       “Transfer” shall mean any transfer, sale, assignment, hedge, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

(rr)        “Vesting Commencement Date” shall mean, with respect to a Time-Based Option, the date specified in the applicable Option Grant Agreement on which the vesting period of such Time-Based Option commences.

3.	Administration of the Plan

The Committee shall administer the Plan. In addition, the Committee, in its discretion, may delegate its authority to grant Options to an officer or committee of officers of the Company, subject to reasonable limits and guidelines established by the Committee at the time of such delegation and subject to applicable law.

3.1       Powers of the Committee. In addition to the other powers granted to the Committee under the Plan, the Committee shall have the power: (a) to determine the Eligible Individuals to whom grants of Options shall be made; (b) to determine the time or times when grants of Options shall be made and to determine the number of shares of Common Stock subject to each such grant; (c) to determine, modify or waive the terms and conditions of any Award; (d) to prescribe the form of and terms and conditions of any instrument evidencing a grant of Options, so long as such terms and conditions are not otherwise inconsistent with the terms of the Plan; (e) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (f) to construe and interpret the Plan, such rules and regulations and the instruments evidencing grants of Options; (g) to reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or any instrument evidencing any grant of Options; and (h) to make all other determinations necessary or advisable for the administration of the Plan and otherwise do all things necessary to carry out the purposes of the Plan.

3.2       Determinations of the Committee. Any grant, determination, prescription or other act of the Committee shall be final and conclusively binding upon all Persons.

3.3       Indemnification of the Committee. No member of the Committee nor the Majority Stockholder nor their employees, partners, directors or associates shall be liable for any action or determination made in good faith with respect to the Plan or any grant of Options thereunder. To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Committee or is or was a Majority Stockholder or an employee, partner, director or associate thereof, to the extent such criminal or civil action or proceeding relates to the Plan or any grant made pursuant to the Plan.

3.4       Compliance with Applicable Law; Securities Matters; Effectiveness of Option Exercise. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or non-U.S. laws. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the shares of Common Stock pursuant to the exercise of any Options, which shares of Common Stock shall be evidenced by book-entry in the books and records of the Company, and may only issue such certificates or make such book entry in the event the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates or making of such book entry is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements. The Company may, in its sole discretion, defer the effectiveness of an exercise, or delay the exercisability, of an Option hereunder or the issuance or transfer of the shares of Common Stock pursuant to any Option pending or to help ensure compliance under federal, state or non-U.S. securities laws and any exemptions therefrom on which the Company may be relying. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of the shares of Common Stock pursuant to any Option. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto. Notwithstanding the above, if the deferral as stated above prevents Participant from being able to exercise his or her Options during a period in which the Options would otherwise have been exercisable, the Company will extend the exercise period in order to provide the Participant with a reasonable period of time in which to exercise the Options, so long as and only to the extent that such extension is permitted by applicable law and would not result in the violation of or imposition of a penalty under Section 409A of the Code.

3.5       Inconsistent Terms. In the event of a conflict between the terms of the Plan, the terms of the Management Stockholders’ Agreement and the terms of any Option Grant Agreement, the terms of the Plan shall govern except as otherwise expressly provided herein.

3.6       Plan Term. The Committee shall not grant any Options under this Plan on or after the tenth anniversary of the Effective Date. All Options which remain outstanding after such date shall continue to be governed by the Plan and the applicable Option Grant Agreement(s).

3.7       Acceptance of Terms. By accepting (or, under such rules as the Committee may prescribe, being deemed to have accepted) an Option, the Participant shall be deemed to have agreed to the terms of the Option Grant Agreement and the Plan.

4.	Options

Subject to adjustment as provided in Section 4.12 hereof, the Committee may grant Options to purchase shares of Common Stock to Participants pursuant to the Plan. Common Stock delivered by the Company under the Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company. Unless the Committee determines otherwise, no fractional shares of Common Stock will be delivered under the Plan.

4.1       Exercise Price. The Exercise Price of any Option granted under the Plan shall mean the price that the Participant must pay under the Option for each share of Common Stock, as determined by the Committee for each grant and initially specified in the Option Grant Agreement, which shall be no less than the Fair Market Value of a share of Common Stock on the Grant Date, subject to any increase or other adjustment that may be made following the Grant Date in accordance with the Plan. Options, once granted, may be repriced only in accordance with the applicable requirements of the Plan.

4.2       Grant Date. The Grant Date of the Options shall be the date designated by the Committee and specified in the Option Grant Agreement as the date the Option is granted.

4.3       Vesting of Options. The Committee shall specify in the Option Grant Agreement the conditions upon which the Option shall become vested. Vested portions of the Option (if any) may be exercised only in accordance with Section 4.8 hereof.

(a)         Time-Based Option.

(i)             Generally. Unless otherwise provided in the applicable Option Grant Agreement, 33.33% of each Option granted under the Plan is a Time-Based Option. For purposes of the Plan, except as otherwise provided in the applicable Option Grant Agreement, a “Time-Based Option” shall mean an Option that vests in equal 20% installments on each of the first five anniversaries of the Vesting Commencement Date, subject in all cases to the Participant’s continued Employment through the applicable vesting date. Unless the Committee provides otherwise, the vesting of the Time-Based Option may be suspended during any leave of absence.

(ii)             Accelerated Vesting on a Qualifying Termination. In the event that a Participant’s Employment is terminated as the result of a Qualifying Termination, 100% of the then outstanding Time-Based Options held by the Participant shall immediately vest and become exercisable as of such Qualifying Termination of Employment.

(b)         Performance-Based Option. Unless otherwise provided in the applicable Option Grant Agreement, 66.67% of each Option granted under the Plan is a Performance-Based Option. For purposes of the Plan, a “Performance-Based Option” shall mean an Option that vests in accordance with the performance-based targets set forth in the applicable Option Grant Agreement.

(c)         Treatment of Options on Termination Prior to a Change in Control. In the event that a Participant’s Employment is terminated by the Company without Cause or by the Participant for Good Reason and the Committee determines there is a reasonable likelihood that a Change in Control will occur within the three (3) months immediately following such termination (or, if a longer lookback period is provided in the definition of “Qualifying Termination” provided for in the Participant’s Option Grant Agreement or effective employment agreement with the Company, such longer period), the Participant’s Options, whether or not vested, shall remain outstanding and, solely for purposes of the Options, the Participant shall be treated as remaining Employed for the period commencing on such termination and ending on the earlier of the date of the Change in Control and the date that is three (3) months (or such longer period) following the date the Participant’s Employment otherwise terminated; provided, that during such period, the Participant shall not be permitted to exercise the Options.

4.4       Expiration of Options. All Options, whether vested or unvested, shall expire on the tenth anniversary of their Grant Date unless such Options expire earlier as provided below. With respect to each Participant, subject to Section 4.3(c), such Participant’s Option(s), or portion thereof, which have not become vested shall expire on the date such Participant’s

Employment is terminated for any reason unless otherwise specified in the Option Grant Agreement. With respect to each Participant, such Participant’s Option(s), or any portion thereof, which have become vested on or before the date such Participant’s Employment is terminated (or that become vested as a result of such termination) shall, unless otherwise provided in the Participant’s Option Grant Agreement, expire on the earliest of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause, or, following the Participant’s termination of employment, the Participant engaging in an act that constitutes Cause; (ii) 30 days after the date the Participant’s Employment is terminated by the Participant other than for Good Reason (unless the Participant engages in an act that constitutes Cause); (iii) 90 days after the date the Participant’s Employment is terminated by the Company for any reason other than (x) Cause (unless the Participant engages in an act that constitutes Cause) or (y) the Participant’s death or Disability; (iv) 90 days after the date the Participant’s Employment is terminated by the Participant for Good Reason; (v) one year after the date the Participant’s Employment is terminated by reason of death or Disability; or (vi) the earlier of the tenth anniversary of the Grant Date for such Option(s) or such different expiration date or period (not to exceed ten years from the Grant Date) specified in the Option Grant Agreement, which expiration date or period shall supersede the foregoing expiration period. Any Option, or portion thereof, that is vested and is held by a Permitted Transferee on account of the death of a Participant shall expire one year after the date on which such deceased Participant’s Employment terminated by reason of death, unless otherwise provided in the Participant’s Option Grant Agreement, and any Option or portion thereof that has been transferred to a Permitted Transferee during the lifetime of a Participant shall expire in connection with the Participant’s termination of Employment at the time set forth under this Section 4.4 as if the Option were held directly by the Participant, unless otherwise provided in the Participant’s Option Grant Agreement.

4.5       Limitation on Transfer. Each Option granted to a Participant shall be exercisable only by such Participant, except that a Participant may assign or transfer his or her rights with respect to any or all of the Options held by such Participant to: (i) such Participant’s beneficiaries or estate upon the death of the Participant (by will, by the laws of descent and distribution or otherwise) and (ii) subject to the prior written approval by the Committee (unless otherwise specified in the Participant’s Option Grant Agreement) and compliance with all applicable tax, securities and other laws, for estate planning purposes or as may be necessary to fulfill a domestic relations order (each of (i) and (ii), a “Permitted Transferee”). In no event will transfers to a Person that the Committee determines in good faith is a Competitor be permitted.

4.6       Condition Precedent to Transfer of Any Option. It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan, the Option Grant Agreement and the Management Stockholders’ Agreement as if he, she or it had been an original signatory thereto, except that any provisions of the Plan based on the Employment (or termination thereof) shall continue to be based on the Employment (or termination thereof) of the original Participant.

4.7       Effect of Void Transfers. In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

4.8       Exercise of Options. Subject to Section 3.4 hereof, a Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) may exercise any or all of his or her (or its) vested Options only during the period (i) beginning on the date upon which the relevant Option vests pursuant to the Plan or the applicable Option Grant Agreement and (ii) ending on the date on which the relevant Option expires in accordance with Section 4.4 hereof. The Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) may effectuate any such exercise by serving an Exercise Notice on the Company as provided in Section 4.9 hereof.

4.9       Method of Exercise. Unless the Committee expressly provides otherwise, the Option shall be exercised by delivery of written notice to the Company at the address provided in Section 5.6 hereof (the “Exercise Notice”), which if the Committee so determines may be an electronic notice, to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise (the “Exercise Date”). Such notice shall (a) specify the number of shares of Common Stock with respect to which the Option is being exercised, the Grant Date and Vesting Commencement Date of such Option and the Exercise Date, (b) be signed (including electronic signature in form acceptable to the Committee) by the Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable), (c) prior to the later to occur of (i) the Initial Public Offering and (ii) the seventh anniversary of the Effective Date, indicate in writing that the Participant agrees to be bound by the Management Stockholders’ Agreement, and (d) if the Option is being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by the Plan and Option Grant Agreement as if they had been original signatories thereto (as provided in Section 4.6 hereof) and, prior to the later to occur of (i) the Initial Public Offering and (ii) the seventh anniversary of the Effective Date, by the Management Stockholders’ Agreement. The Exercise Notice shall include payment in cash for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice or any other method approved by the Committee in writing. In addition, the Participant shall be responsible for the payment of applicable withholding and other taxes in cash that may become due as a result of the exercise of such Option. The Committee may, in its sole discretion, permit the person exercising an Option to make the above-described payments in forms other than cash, if legally permissible, (i) through the delivery of unrestricted shares of Common Stock that have a Fair Market Value equal to the Exercise Price, subject to such minimum holding period requirements, if any, as the Committee may prescribe, (ii) at such time, if any, as the Common Stock is publicly traded, through a broker-assisted exercise program acceptable to the Committee, (iii) to the extent permitted by the Committee or specifically set forth in an Option Grant Agreement, on a cashless basis under which the shares of Common Stock otherwise deliverable under the Award and having a Fair Market Value equal to the Exercise Price are withheld by the Company, (iv) by other means acceptable to the Committee, or (v) by any combination of the foregoing permissible forms of payment; provided, that in the event the Participant’s Employment was terminated by the Company without Cause or by the Participant for Good Reason, the Committee shall permit such Participant to exercise his or her Option pursuant to clause (iii) hereof. The delivery of shares of Common Stock in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Committee may prescribe. The partial exercise of an Option, alone, shall not cause the expiration, termination or cancellation of the remaining portion of such Option.

4.10     Management Stockholders’ Agreement. Subject to Section 3.4 herein, upon the exercise of the Options in accordance with Section 4.9, prior to the later to occur of (i) the Initial Public Offering and (ii) the seventh anniversary of the Effective Date, no shares of Common Stock shall be issued to or recorded in the name of any Participant until such Participant agrees to be bound by and executes the Management Stockholders’ Agreement and any applicable Option Grant Agreement.

4.11     Amendment of Terms of Options. The Committee may, in its sole discretion, amend the Plan or terms of any Option, provided, however, that any such amendment shall not impair or adversely affect the Participants’ existing rights under the Plan or such Option without such Participant’s written consent, unless the Committee expressly reserved the right to make such amendment at the time the Option was granted (which shall include, without limitation, the right to adjust or modify outstanding options pursuant to Section 4.12).

4.12     Effect of Certain Transactions.

(a)         Mergers, etc. Except as otherwise provided in an Option Grant Agreement, the Committee shall, in its good faith discretion, determine the effect of a Covered Transaction on Options, which determination shall include one of the following actions:

(i)       Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Committee may provide for the assumption or continuation of some or all outstanding Options or for the grant of new awards in substitution therefor by the acquiror or survivor or an Affiliate of the acquiror or survivor. Substituted or assumed Options shall remain subject to substantially the same terms as applied to the Options immediately prior to such substitution or assumption, including without limitation with respect to any vesting requirements and the satisfaction thereof.

(ii)      Cash-Out of Options. If the Covered Transaction is one in which holders of Common Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), then subject to Section 4.12(a)(v) the Committee may provide for payment (a “cash-out”), with respect to some or all Options or any portion thereof, equal in the case of each affected Option or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Common Stock multiplied by the number of shares of Common Stock subject to the Option or such portion, over (B) the aggregate exercise price of the Option or such portion, on such payment terms (which need not be the same as the terms of payment to holders of Common Stock) and other terms, and subject to such conditions, as the Committee determines. If the Committee determines in good faith that the Fair Market Value of the Common Stock subject to the Option is less than the exercise price of the Option, and upon consummation, there is a surviving entity, then such Option shall be assumed by the surviving entity, and shall not be terminated by the Company.

(iii)     Acceleration of Certain Options. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, continuation, substitution or cash-out, then subject to Section 4.12(a)(v) the

Committee shall provide that each Option will become fully exercisable prior to the Covered Transaction on a basis that gives the holder of the Option a reasonable opportunity, as determined by the Committee, following exercise of the Option, to participate as a stockholder in the Covered Transaction.

(iv)     Termination of Options Upon Consummation of Covered Transaction. Each Option (other than Options assumed pursuant to Section 4.12(a)(i)) will terminate upon consummation of the Covered Transaction and the holder of such Option will receive a payment, if any, in consideration of such terminated Option in accordance with Section 4.12(a)(ii).

(v)      Additional Limitations. Any share of Common Stock and any cash or other property delivered pursuant to Section 4.12(a)(ii) or Section 4.12(a)(iii) with respect to an Option may, in the discretion of the Committee, contain such restrictions, if any, as the Committee, acting in good faith, deems appropriate to reflect any performance or other vesting conditions to which the Option was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction it being understood that the Committee shall not impose criteria or restrictions that are more onerous than those that applied to the Options as of immediately prior to the Covered Transaction without the consent of the Participant. For purposes of the immediately preceding sentence, a cash-out under Section 4.12(a)(ii) or the acceleration of exercisability of an Option under Section 4.12(a)(iii) shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition.

(b)         Changes in and Distributions With Respect to Common Shares.

(i)       Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718, the Committee shall make appropriate adjustments, as determined by the Committee in its discretion, to the maximum number of shares specified in Section 4 that may be delivered under the Plan and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Options then outstanding or subsequently granted, the exercise prices relating to Options and any other provision of Options affected by such change to prevent the enlargement or dilution of rights with respect to the number of shares of Common Stock subject to grant under this Plan, the number of shares of Common Stock subject to the Options and/or the Exercise Price per share of Common Stock.

(ii)      Certain Other Adjustments. The Committee shall also make adjustments of the type described in Section 4.12(b)(i) above to take into account distributions to stockholders other than those provided for in Section 4.12(a) and 4.12(b)(i), or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Options made hereunder, having due regard for the requirements of Section 409A of the Code, where applicable. In addition, in the event of a corporate acquisition or similar corporate transaction involving the Company or its Affiliates, the Committee may make such adjustments to the vesting conditions applicable to any then-outstanding Performance-Based Option as it reasonably determines in good faith are appropriate to avoid distortion in the value of such Options.

(iii)     Continuing Application of Plan Terms. References in the Plan to shares of Common Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 4.12.

(c)         Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company (including the payment of an extraordinary dividend), the Committee shall make such adjustments as it determines in its discretion to prevent the enlargement or dilution of rights with respect to the number of shares of Common Stock subject to grant under this Plan, the number of shares of Common Stock subject to the Options and/or the Exercise Price per share of Common Stock, in accordance with Section 409A of the Code; provided that in the case of extraordinary dividends, the Company may pay an equivalent cash bonus to the Participants upon vesting of the Options in lieu of adjusting such Options as the Committee may determine in its discretion.

(d)         Tax Requirements. Any adjustments or changes to the Options or the Common Stock pursuant to this Section 4.12 shall be made in accordance with any applicable requirements of Section 409A of the Code and any guidance issued thereunder.

5.	Miscellaneous

5.1       Rights as Option Holders. The Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options granted pursuant to the Plan until the date the Participants become the registered owners of such shares of Common Stock issued in accordance with and subject to the governing documents of the Company. Except as otherwise expressly provided in Sections 4.11 and 4.12 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the effective date such stock is registered.

5.2       No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or any of its subsidiaries, subject to the terms of any separate employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Option.

5.3       No Obligation to Exercise. The grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

5.4       Restrictions on Common Stock. The rights and obligations of the Participants with respect to the shares of Common Stock obtained through the exercise of any

Option provided in the Plan shall be governed by the terms and conditions of the Management Stockholders’ Agreement.

5.5       Coordination with Other Plans. Options under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Options under the Plan or awards made under other compensatory plans or programs of the Company or its subsidiaries.

5.6       Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person or by electronic mail, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Company:

DTZ Jersey Holdings Limited

Second Floor, Stirling Square

5-7 Carlton Gardens

London, SW1Y 5AD, United Kingdom

Attention: General Counsel

With a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Caroline F. Hayday

If to the Participant, to its most recent address shown on records of the Company or its subsidiary;

or in each case to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

5.7       Successors and Assigns. The rights, duties, and obligations under this Plan and the applicable Option Grant Agreement for each Participant shall be assignable by the Company to any successor entity, including any entity acquiring all, or substantially all, of the assets of the Company. The provisions of this Plan shall be binding on any such assignee.

5.8       Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

5.9       Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

5.10     Governing Law. The provisions of the Plan and any Option Grant Agreements and all claims or disputes arising out of or based upon the Plan, any Option Grant Agreement and any Option under the Plan or relating to the subject matter hereof or thereof shall be governed by, and construed and enforced in accordance with, the domestic substantive laws of New York, without regard to the provisions governing choice or conflict of laws or rules that would cause the application of the domestic substantive laws of any other jurisdiction.

5.11     Exchange Act Exemption. Notwithstanding anything to the contrary in the Plan or any Option Grant Agreement, until such time as the Company becomes subject to the reporting requirements of Sections 12 or 15(d) of the Exchange Act or is otherwise no longer relying on the exemption from registration under the Exchange Act set forth in Rule 12h-1(f) under the Exchange Act (the “Employee Options Exemption”) in connection with the grant of Options hereunder or the issuance of Common Shares upon the exercise of such Options, the Plan, the Options granted hereunder and the Option Grant Agreements entered into in connection with such grants are intended to comply with the Employee Options Exemption and, accordingly, to the maximum extent permitted, the Plan, such Options and such Option Grant Agreements shall be interpreted to be in compliance therewith.

5.12     Waiver of Jury Trial. By accepting an Option under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Option Grant Agreements, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Option under the Plan, each Participant certifies that no officer, representative, or attorney of the Company or any of its Affiliates has represented, expressly or otherwise, that the Company or any of its Affiliates would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

5.13     Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate of the Company, nor the Committee, nor any person acting on behalf of the Company, any Affiliate of the Company, or the Committee, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Option by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Option to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Option.